                                                                    EXHIBIT 10.3


                            COLLATERAL ASSIGNMENT OF
                            PARTNERSHIP INTERESTS AND
                       LIMITED LIABILITY COMPANY INTERESTS

        This COLLATERAL ASSIGNMENT OF PARTNERSHIP INTERESTS AND LIMITED LIABILITY COMPANY INTERESTS (this "ASSIGNMENT") is made and entered into to be effective as of the 15th day of July, 2002 (the "EFFECTIVE DATE"), by and between U.S. Medical Development, Inc. a Nevada corporation (the "ASSIGNOR"), and Endocare, Inc., a Delaware corporation (the "ASSIGNEE").


                                    RECITALS:

        WHEREAS, Assignor is the record and beneficial owner of general partnership interests, limited partnership interests, limited liability partnership interests and limited liability company membership interests set forth on Exhibit A hereto and incorporated in whole by this reference (collectively the "INTERESTS") in all of the entities which own medical devices which provide cryosurgical therapy for prostate cancer and microwave therapy for benign prostate hyperplasia in which Assignor has an ownership interest; and

        WHEREAS, Assignee has loaned Assignor $6,800,000 in order to purchase the a general and limited partnership interest in U.S. Lithotripsy, L.P. pursuant to the terms of that certain Partnership Interest Purchase Agreement dated June 28, 2002, by and among Assignor, HealthTronics Surgical Services, Inc. and Litho Management, Inc. (the "Purchase Agreement").

        WHEREAS, the obligation of Assignor to Assignee is evidenced by that certain non-recourse Promissory Note dated July 15, 2002 payable to the order of Assignee in the principal amount of $6,800,000 (the "NOTE").

        WHEREAS, the Assignor has pledged all of its right, title and interest in and to the Interests to Assignee to secure payment of all amounts due under the Note and certain other amounts pursuant to the terms of that certain Pledge Agreement of even date herewith by and between Assignor and Assignee (the "Pledge Agreement").

        NOW, THEREFORE, the parties to this Assignment hereby agree as follows:

        1. Collateral Assignment of Interests. In consideration of the execution and delivery by Assignee of a non-recourse promissory note in the amount of $6,800,000 payable to Assignee, the receipt of which is hereby acknowledged, Assignor hereby sells, transfers, assigns and conveys to Assignee as of the Effective Date all of Assignor's right, title and interest in and to the Interests and its capital accounts attributable to such Interests, free and clear of all liens, encumbrances, security interests, claims or options. Assignee hereby accepts this Interest as of the Effective Date. This Assignment shall be held by Assignee as collateral security for Assignor's obligations under the Note pursuant to the terms of the Pledge Agreement.

        2. Future Cooperation. Assignor and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute any further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested by the other party for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Assignment and the Pledge Agreement.

        3. Indemnity. Assignor agrees to defend, indemnify and hold harmless Assignee of and from any and all claims, liabilities and causes of action arising out of the ownership of the Interests prior to Assignee foreclosing on the Interest pursuant to the terms of the Pledge Agreement.

        4. Fax Signatures. Any counterpart of this Assignment may be executed via facsimile transmission.

        5. Governing Law. This Assignment has been prepared, is being executed and delivered, and is intended to be performed, in the State of California, and the substantive laws of the State of California and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Assignment effective as of the Effective Date.

                                            ASSIGNOR:

                                            U.S. MEDICAL DEVELOPMENT. INC.


                                            By:    /s/ John M. House
                                                --------------------------------
                                            Name:  John M. House
                                            Title: President


                                            ASSIGNEE:

                                            ENDOCARE, INC.


                                            By:    /s/ Paul W. Mikus
                                                --------------------------------
                                            Name:  Paul W. Mikus
                                            Title: Chairman and Chief Executive
                                                   Officer

                                    EXHIBIT A

                                    INTERESTS

        1. PLEDGED LLC INTERESTS. Interests in each limited liability company as follows:

ENTITY                      PERCENTAGE OWNERSHIP    DATE OF ISSUANCE OF INTEREST

U.S. Microwave, LLC               22.7586%                January 12, 2000


        2. PLEDGED PARTNERSHIP INTERESTS. Interests in each general partnership, limited partnership, limited liability partnership or other partnership as follows:

                                    TYPE OF
                               PARTNERSHIP INTEREST      PERCENTAGE     DATE OF ISSUANCE
ENTITY                       (E.G. GENERAL, LIMITED)     OWNERSHIP        OR FORMATION
------                       -----------------------     ----------     ----------------
North Texas PVP, LLP                                          1%                 *
Atlantic Cryotherapy                General                  20%         April 1, 2001
Atlantic Cryotherapy                Limited                 14.36%       April 1, 2001
Central States Cryotherapy          General                  20%         May 24, 2001
Central States Cryotherapy          Limited                  45%         May 24, 2001
East Coast Cryotherapy              General                  20%         September 1, 2001
East Coast Cryotherapy              Limited                  60%         September 1, 2001
East Michigan Cryotherapy           General                  20%         September 1, 2001
East Michigan Cryotherapy           Limited                  80%         September 1, 2001
Georgia Cryotherapy                 General                  20%         June 1, 2001
Georgia Cryotherapy                 Limited                  70%         June 1, 2001
Kansas City Cryotherapy             General                   *                  *
Kansas City Cryotherapy             Limited                   *                  *
Mid-America Cryotherapy             General                  20%         April 4, 2001
Mid-America Cryotherapy             Limited                   -          April 4, 2001
Rocky Mountain Cryotherapy          General                  20%         November 1, 2001
Rocky Mountain Cryotherapy          Limited                  59%         November 1, 2001
Sabin Cryotherapy                   General                  20%         February 27, 2002
Sabin Cryotherapy                   Limited                  80%         February 27, 2002
South Coast Cryotherapy             General                  20%         April 17, 2002
South Coast Cryotherapy             Limited                  80%         April 17, 2002



*To be provided as soon as possible


                                      A-1